PCS U.S. Employees'
                             Savings Plan

                             (January 1, 1999)






Contents





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         Article 1. The Plan                                           1
1.1 The Plan                                                           1
1.2 Applicability of the Plan                                          2
1.3 Purpose                                                            2

         Article 2. Definitions and Construction                       3
2.1 Definitions                                                        3
2.2 Termination of Employment                                         10
2.3 Applicable Law                                                    10
2.4 Gender and Number                                                 10
2.5 Severability                                                      10
2.6 Headings                                                          10

         Article 3. Eligibility and Participation                     11
3.1 Eligible Employees and Active Participation                       11
3.2 Eligibility Service                                               12
3.3 Duration                                                          12
3.4 Adoption of Plan by Affiliates                                    12
3.5 Annual Participant Notice                                         12

         Article 4. Contributions, Accounts, and Vesting              14
4.1 Matched Contributions and Matched Contributions Account           14
4.2 Unmatched Contributions and Unmatched Contributions Accounts      14
4.3 Rollover Contributions and Account                                15
4.4 Change or Suspension of Contributions                             15
4.5 Employer Matching Contributions and Account                       15
4.6 Vesting                                                           16
4.7 Section 402(g) Limit on Before-Tax Contributions                  16
4.8 Section 401(m) Limit on After-Tax Contributions                   16
4.9 Section 415 Limitation on Annual Additions                        20
4.10 Deductibility Limitation                                         22
4.11 Contributions for Reemployed Veterans                            23

         Article 5. Investments and Accounting                        24
5.1 Investments                                                       24
5.2 Plan Accounting and Allocation of Investment Earnings             25
5.3 Plan Expenses                                                     25

         Article 6. Distributions                                     26
6.1 Distributions After Termination and At Required Beginning Date    26
6.2 Distributions Upon Death Before Annuity Starting Date             27
6.3 Forms of Payment                                                  30
6.4 Election of Forms of Payment                                      32
6.5 Beneficiary                                                       35

         Article 7. In-Service Withdrawals and Loans                  37
7.1 In General                                                        37
7.2 In-Service Withdrawals from the After-Tax Contributions Account   37
7.3 In-Service Withdrawals of Before-Tax Contributions                37
7.4 Hardship Withdrawals                                              38
7.5 In-Service Withdrawals from the Rollover Contributions Account    39
7.6 Loans                                                             39

         Article 8. Benefit Claims and Other Payment Rules            43
8.1 Application for Benefits                                          43
8.2 Denial of Claims                                                  43
8.3 Due Date for Payments                                             44
8.4 Nonassignability                                                  44
8.5 Missing Persons                                                   44
8.6 Incapacity                                                        44
8.7 Withholding Taxes                                                 44
8.8 Direct Rollovers; Withholding                                     45

         Article 9. Administration                                    47
9.1 The Committee and the Trustee                                     47
9.2 Employer Subcommittees                                            47
9.3 Compensation and Expenses                                         47
9.4 Manner of Action                                                  47
9.5 Chairman, Secretary, Employment of Specialists                    47
9.6 Administration                                                    47
9.7 Expenses of Administration                                        49
9.8 Indemnity for Liability                                           49

         Article 10. Financing                                        50
10.1 Trust Fund and Investment Policy                                 50
10.2 Contributions                                                    51
10.3 Nonreversion                                                     51
10.4 Transfer of Assets and Liabilities                               51

         Article 11. Top-Heavy Provisions                             52
11.1 Application of Top-Heavy Provisions                              52
11.2 Definitions                                                      52
11.3 Minimum Contributions                                            54
11.4 Top-Heavy Limit on Annual Additions                              55

         Article 12. Amendment, Termination, and Merger               56
12.1 Amendments to Comply with Law                                    56
12.2 Other Amendments and Termination                                 56
12.3 Authority to Amend                                               56
12.4 Form of Amendment                                                57
12.5 Limitations on Amendments                                        57
12.6 Merger, Consolidation, or Transfer                               57

         Appendix A. The Employers                                    59

         Supplement A. PCS Phosphate Company, Inc.                    60

         Supplement B. PCS Sales (USA), Inc.                          61



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Article 1. The Plan

1.1 The Plan
Effective January 1, 1995, the Texasgulf Inc. Employee Savings Plan (previously named the Elf Aquitaine, Inc. Savings Plan) was split into three plans, one of which continued as this Plan under the same name and covering those persons who were employees of Texasgulf Inc. or Moab Salt, Inc. on January 1, 1995 or at the time of their most recent termination of employment. When Potash Corporation of Saskatchewan ("Potash") acquired Texasgulf in 1995 from Elf Acquitaine, Inc., the Plan was continued by PCS Phosphate Company, Inc. ("Phosphate"), a wholly owned subsidiary of Potash and the Plan was renamed PCS Phosphate Company, Inc. Employee Savings Plan ("Phosphate Plan"), effective as of April 10, 1995.

In October 1995, Potash acquired White Springs Agricultural Chemical, Inc. from Occidental Chemical Corporation. Effective as of November 1, 1995, White Springs adopted this Plan and assets with respect to its employees were transferred from the Occidental Petroleum Corporation Savings Plan to this Plan. Potash Corporation of Saskatchewan Sales Limited was an Employer under the Plan from May 10, 1995 through December 31, 1995. As of January 1, 1996, the Plan covered eligible employees of PCS Phosphate Company, Inc., Moab Salt, Inc., PCS Sales
(USA), Inc., and White Springs Agricultural Chemicals, Inc.

In September 1996, Potash acquired the Arcadian Corporation, which was merged in March 1997 into PCS Nitrogen, Inc. ("Nitrogen"), a wholly owned subsidiary of Potash. Nitrogen became the sponsor of the Arcadian Corporation Employee Savings and Investment Plan and the Arcadian Corporation Employee Stock Ownership Plan. Those plans were merged into one plan effective as of December 31, 1997 and renamed the PCS Nitrogen 401(k) Savings Plan ("Nitrogen Plan").

PCS Sales (USA), Inc., a wholly owned subsidiary of Potash, maintains the PCS Sales (USA), Inc. 401(k) Plan ("Sales Plan", which covers certain employees of PCS Sales (USA), Inc. and PCS Joint Venture, Ltd. (d/b/a Florida Favorite Fertilizer).

Under resolutions and amendments approved in December 1998 by the foregoing United States subsidiaries of Potash, their savings plans were redesigned and consolidated. Effective as of December 31, 1998, the Phosphate Plan was amended to discontinue contributions under the terms of its Plan in force before 1999, a new contribution formula was established for the period after 1998, and the Sales Plan was amended to discontinue contributions for those participants who were not employed by PCS Joint Ventures, Ltd. Effective as of January 1, 1999, PCS Administration (USA), Inc. became the sponsor and administrator of the Phosphate Plan and this Plan (Phosphate Plan) was renamed the PCS U.S. Employees' Savings Plan.

The Plan, as restated as of January 1, 1999, is intended to be a qualified plan under Code section 401(a) and to meet the safe harbor discrimination testing rules of Code sections 401(k)(12) and 401(m)(11). The Participants' right to make Before-Tax Contributions is intended to be a cash or deferred arrangement within the meaning of Code section 401(k). The Plan reflects the requirements of the Internal Revenue Code of 1986, as amended through the Taxpayer Relief Act of 1997.

1.2 Applicability of the Plan
The provisions of the Plan are applicable to persons in the employ of an Employer as of January 1, 1999 or in a communication to Participants or as provided by law or regulation. Notwithstanding anything in a Plan to the contrary, the effective date of a provision that constitutes an amendment shall be subject to the limitation of section 12.5(b) (relating to cutbacks).

1.3 Purpose
The purpose of the Plan is to encourage Employees to accumulate capital on a regular and long-term basis to supplement retirement income. The Plan and the Trust Agreement that forms part of the Plan are intended to qualify as a plan and trust which meet the requirements of sections 401(a) and 501(a) of the Internal Revenue Code of 1986 and the provisions of the Employee Retirement Income Security Act of 1974. The Plan is intended to be a profit sharing plan within the meaning of Code section 401(a), and the cash or deferred participant elections under a Plan are intended to satisfy Code section 401(k).

Article 2. Definitions and Construction

2.1 Definitions
Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided.

(a) "Account" means, collectively or individually as the context indicates and as described in Article 4, a Participant's Matched Before-Tax Contributions Account, Unmatched Before-Tax Contributions Account, Matched After-Tax Contributions Account, Unmatched After-Tax Contributions Account, Rollover Contributions Account, and Employer Matching Contributions Accounts, and such other Accounts as the Committee deems advisable to administer the Plan. Each Account reflects its allocable share of investment earnings, gains, and losses (realized and unrealized) pursuant to section 5.2 and plan expenses chargeable under section 5.3.

(b) "Active Participant" means an Eligible Employee who satisfies the conditions of section 3.1(b).

(c)  "Affiliate" means--

     (1) a corporation that is a member of the same controlled group of corporations (within the meaning of Code section 414(b)) as an Employer,

     (2) a trade or business (whether or not incorporated) that is under common control with an Employer within the meaning of Code section 414(c),

     (3) a member of the same affiliated service group (as defined in Code section 414(m)) as an Employer, or

     (4)  another entity required to be aggregated with an Employer under Code section 414(o).

(d) "After-Tax Contributions" and "After-Tax Contributions Account" means the Matched After-Tax Contributions and the Unmatched After-Tax Contributions and the related Accounts, as described in sections 4.1 and 4.2.

(e)  "Annuity Starting Date" means--

     (1) the first day of the first period for which an amount is payable as an annuity, or

     (2) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle a Participant to a benefit,

     whether or not payment is actually made on such day.

(f) "Before-Tax Contributions" and "Before-Tax Contributions Account" means the Matched Before-Tax Contributions and the Unmatched Before-Tax Contributions and the related Accounts, as described in sections 4.1 and 4.2.

(g) "Beneficiary" means the person specified under section 6.5.

(h) "Board of Directors" means the Board of Directors of the Sponsor.

(i) "Code" means the Internal Revenue Code of 1986, as amended.

(j) "Committee" means the committee described in section 9.1.

(k)  "Compensation."

(1)  In General. "Compensation" shall mean--

     (A) all wages paid by an Employer to an Active Participant which are subject to federal income tax withholding pursuant to Code section 3401(a) (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed), and

     (B) reduced by the following amounts to the extent includable in subparagraph (A): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, severance benefits, and other welfare benefits.

     Subparagraph (B) shall not apply to section 4.9 (relating to the limitation on annual additions).

     (2) For Determining Contributions. For the purpose of sections 4.1, 4.2, and 4.5 (relating to Employee and Employer Contributions), Compensation means an Employee's base pay, including the amount of Before-Tax Contributions or before-tax contributions that may be made under a cafeteria plan under Code section 125.

     (3) Elective Contributions. Elective contributions paid under a Compensation Reduction Agreement or similar agreement pursuant to Code sections 125 or 401(k) shall be included in Compensation. However, for the purposes of applying the discrimination test of section 4.8, such amounts may be excluded at the election of the Committee pursuant to applicable law and regulations.

     (4)  Special Rules.

          (A) No more than $160,000 of Compensation may be taken into account. The foregoing amount shall be adjusted for changes in the cost of living to the level prescribed by the Internal Revenue Service for the calendar year in which the Plan Year begins. If the period for determining Compensation is a short Plan Year, the limitation of this paragraph shall be an amount equal to the otherwise applicable limitation under this subparagraph multiplied by a fraction with a numerator equal to the number of the months in the short plan year and a denominator equal to 12.

          (B) The Sponsor may elect an alternative method of determining Compensation pursuant to regulations issued by the Internal Revenue Service.

(l) "Compensation Reduction Agreement" means a written agreement between an Eligible Employee and the Employer under which the Employer reduces the Employee's Compensation in an amount determined by the Employee with respect to services rendered after the execution of the agreement and the Employer agrees to contribute an amount equal to the reduction to the Plan on behalf of the Employee as a Before-Tax Contribution.

(m) "Disability" means a total disability within the meaning of the Employer's long-term disability program.

(n) "Eligible Employee" means an Employee who meets the eligibility conditions of section 3.1(a).

(o)  "Employee" means--

     (1)  a common-law employee of an Employer or an Affiliate, or

     (2) a Leased Employee of an Employer or an Affiliate to the extent required by Code section 414(n).

(p) "Employer" means the Sponsor or an Affiliate of the Company that has adopted a Plan for the benefit of certain of its Employees pursuant to section 3.4. The Employers are listed in Appendix A.

(q) "Employer Contributions" means Employer Matching Contributions, and where provided by a Supplement, other Employer contributions, such as profit sharing contributions.

(r) "Employer Contributions Account" means the Employer Matching Contributions Account, and where provided by a Supplement, such other accounts to which other Employer Contributions are credited.

(s) "Employer Matching Contributions" and "Employer Matching Contributions Account" means the contributions and the account described in section 4.5.

(t)  "Entry Date" means the date prescribed in section 3.1(b).

(u) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(v)  "Five-Percent Owner" means a "5-percent owner" within the meaning of Code section 416(i)(1)(B).

(w) "Fund" means the investment funds established pursuant to section 5.1(a), individually or collectively as the context indicates.

(x) "Highly Compensated Employee" or "Highly Compensated Participant" means, effective as of the first Plan Year beginning after 1996, an Employee or Participant who--

     (1) was a Five-Percent Owner at any time during the Plan Year or the preceding Plan Year, or

     (2)  for the preceding Plan Year--

          (A) had Compensation from the Employer and Affiliates in excess of $80,000 (as adjusted for changes in the cost of living), and

          (B) if the Employer elects the application of this subparagraph for such preceding Plan Year, was in the top-paid 20 percent of Employees (determined by excluding the Employees specified in Code section 414(q)(5)).

         Employees who are nonresident aliens and who receive no earned income (within the meaning of Code section 911(d)(2)) from an Employer which constitutes income from sources within the United States shall not be treated as Employees for the purpose of this subsection.

         A former Employee shall be treated as a Highly Compensated Employee if he or she was a Highly Compensated Employee at separation from service or was a Highly Compensated Employee at any time after attaining age 55.

(y)  "Hour of Service" means--

     (1) an hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate for the performance of duties during the applicable computation period for which the Employee's Hours of Service are being determined;

     (2) an hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer or an Affiliate, on account of a period of time during which no duties are performed due to vacation, holiday, illness, disability, layoff, jury duty, military duty, or leave of absence. No more than 501 hours may be credited under this paragraph on account of any single continuous period during which the Employee performs no duties. An Hour of Service may not be credited on account of a payment made under a plan maintained solely for the purpose of complying with workers' compensation, unemployment compensation, or disability insurance laws, or on account of a payment that solely reimburses an Employee for medically-related expenses; and

     (3) an hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate, with no duplication of credit for hours.

     Hours of Service shall be credited to the appropriate computation period as determined under Department of Labor regulation 2530.200(b)-2(c) and shall be computed according to regulation 2530.200(b)-2(b). The Committee may use any relevant personnel records to determine Hours of Service and its determination shall be final and conclusive.

(z)  "Installment Payout" means the form of payment described in section
     6.3(b)(2).

(aa) "Joint and Spouse's Annuity" means the form of payment described in section 6.3(b)(6).

(bb) "Leased Employee."

     (1) In General. "Leased Employee" means a person who is not a common law Employee of an Employer or an Affiliate, but who provides services to an Employer or an Affiliate ("Recipient") and--

          (A) such services are provided pursuant to an agreement (written or oral) between the Recipient and any other person ("leasing organization"),

          (B) such person has performed such services for the Recipient on a substantially full-time basis for a period of at least one year, and

          (C) such services are performed under the primary direction or control by the Recipient.

     (2) Exception. A person shall not be deemed a Leased Employee if such person is covered by a plan maintained by a leasing organization and if--

          (A) such plan is a money purchase pension plan with a nonintegrated employer contribution rate for each Participant of at least 10 percent of Compensation,

          (B)  such plan provides for full and immediate vesting,

          (C) each employee of the leasing organization immediately participates in such plan, other than (i) employees who perform substantially all of their services for the leasing organization and (ii) employees whose total compensation from the leasing organization is less than $1,000 in each plan year during the four-year period ending with the plan year, and

          (D) Leased Employees constitute 20 percent or less of the Recipient's Non-Highly Compensated Employees.

(cc) "Life and Period Certain Annuity" means the form of payment described in section 6.3(b)(5).

(dd) "Lump Sum Distribution" means the form of payment described in section 6.3(b)(1).

(ee) "Matched After-Tax Contributions" and "Matched After-Tax Contributions Account" means the contributions and account described in section 4.1(b).

(ff) "Matched Before-Tax Contributions" and "Matched Before-Tax Contributions Account" means the contributions and account described in section 4.1(a).

(gg) "Matched Contributions" means the Matched After-Tax Contributions and Matched Before-Tax Contributions.

(hh) "Matching Limit" means the maximum amount of the aggregate Before-Tax and After-Tax Contributions with respect to which an Employer will make an Employer Matching Contribution.

(ii) "Non-Highly Compensated Employee" or "Non-Highly Compensated Participant" means an Employee or a Participant who is not a Highly Compensated Employee or a Highly Compensated Participant.

(jj) "Normal Retirement Age" means an Employee's sixty-fifth birthday.

(kk) "Partial Cash Distribution" means the form of payment described in section 6.3(b)(8).

(ll) "Participant" means a person with an amount credited to his or her Account.

(mm) "Payroll Deduction Agreement" means a written agreement between an Eligible Employee and his or her Employer under which the Employer deducts from the Employee's Compensation an amount determined by the Employee and the Employer agrees to contribute the deducted amount to the Plan as an After-Tax Contribution on behalf of the Employee.

(nn) "Period Certain Annuity" means the form of payment described in section 6.3(b)(4).

(oo) "Plan" means the PCS U.S. Employees' Savings Plan, the terms of which are contained in this Plan document and in written amendments and resolutions approved by the Sponsor.

(pp) "Plan Year" means the calendar year.

(qq) "Predecessor Plan" means the PCS Phosphate Company, Inc. Employee Savings Plan and such other plans that are merged into this Plan.

(rr) "Required Beginning Date" means the date described in section 6.1(c).

(ss) "Retirement Age" means the Normal Retirement Age or the first date that a Participant is eligible for early retirement benefits under the qualified defined benefit pension plan in which he or she participates and that is maintained by the Employer.

(tt) "Rollover Contributions" and "Rollover Contributions Account" means the contributions and the account described in section 4.3.

(uu) "Single Life Annuity" means the form of payment described in section 6.3(b)(3).

(vv) "Sponsor" means PCS Administration (USA), Inc.

(ww) "Trust Agreement" means the agreement establishing a trust, which forms part of a Plan, to receive, hold, invest, and dispose of the Trust Fund.

(xx) "Trust Fund" means the assets held under the Trust Agreement forming a part of a Plan.

(yy) "Trustee" means the corporation or person acting as trustee under the Trust Agreement.

(zz) "Unmatched After-Tax Contributions" and "Unmatched After-Tax Contributions Account" means the contributions and account described in section 4.2(b).

(aaa) "Unmatched Before-Tax Contributions" and "Unmatched Before-Tax Contributions Account" means the contributions and account described in section 4.2(a).

(bbb) "Unmatched Contributions" means the Unmatched Before-Tax Contributions and the Unmatched After-Tax Contributions Account.

(ccc) "Valuation Date" means each business day on which the Funds are valued, except as provided by Committee rules.

2.2 Termination of Employment
Nothing contained in the Plan shall be construed to give any Employee the right to be retained in the service of an Employer or an Affiliate or to interfere with the right of an Employer or Affiliate to discharge any Employee at any time. The Committee has the exclusive right to determine whether an Employee has terminated for the purpose of the Plan and to determine the date of a termination.

2.3 Applicable Law
To the extent not preempted by the laws of the United States, the laws of the State of Illinois shall be the controlling law in all matters relating to the Plan.

2.4 Gender and Number
Except when otherwise indicated by the context, any masculine terminology shall also include the feminine, and the definition of any term in the singular shall also include the plural.

2.5 Severability
If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

2.6 Headings
The headings of this Plan are inserted for convenience or reference only and are not to be considered in the construction or the interpretation of the Plan.

Article 3. Eligibility and Participation

3.1 Eligible Employees and Active Participation
(a) Eligible Employees.

     (1)  In General. A person is an Eligible Employee if he or she--

          (A)  is an Employee of an Employer,

          (B)  is either--

               (i)  a Full-Time Employee (as defined below), or

               (ii) a Part-Time Employee who is credited with at least one year of Eligibility Service, and

          (C)  is not excluded under paragraph (2).

     (2) Excluded Employees. A person is not eligible to participate if he or she is--

          (A)  a Leased Employee,

          (B) an Employee represented by a collective bargaining agent if retirement benefits were the subject of good faith bargaining between the Employer and the agent, unless the collective bargaining process has provided for the eligibility of Employees represented by such agent,

          (C) a person who performs services as an independent contractor (as determined by the Employer), or pursuant to a supplier agreement or any other contract or agreement, under which such person agrees or acknowledges that he or she is not eligible for benefits,

          (D) a person hired occasionally or at irregular times for a specific project of limited duration (as determined by the Committee), or

          (E)  a co-op student.

(b) Entry Date and Active Participation. An Eligible Employee who has submitted a completed application form with a Compensation Reduction Agreement or a Payroll Deduction Agreement shall become an Active Participant on the first day of the first payroll period following the processing of such form and agreement by the Committee.

(c)  Definitions.

     (1) "Full-Time Employee" means an Employee who is regularly scheduled to work at least 30 hours in a week.

     (2)  "Part-Time Employee" means an Employee who is not a Full-Time
          Employee.

3.2 Eligibility Service
(a) Definition. An Employee will be credited with one year of Eligibility Service on the last day of an eligibility computation period in which the Employee is credited with at least 1,000 Hours of Service. An eligibility computation period is (1) the one-year period commencing on the date the Employee is credited with his or her first Hour of Service with an Employer or an Affiliate, (2) the first Plan Year that begins after such date, and
     (3) subsequent Plan Years.

(b) Cancellation of Eligibility Service and Reemployment. An Employee's Eligibility Service will be canceled if he or she incurs a "one-year break in service." For the purpose of this subsection, a one-year break in service will occur if an Employee is credited with less than 501 hours of service in a Plan Year. If an Employee who has incurred a one-year break in service returns to employment with an Employer or an Affiliate, the Employee will be recredited with his or her prior Eligibility Service effective as of the first Hour of Service following reemployment unless (1) at the time the Employee terminated employment the Employee did not have a vested interest in any portion of the Employer Contributions Account and
     (2) the number of the Employee's one-year breaks in service equals or exceeds the greater of five or the number of his or her years of credited Eligibility Service at termination of employment. If a rehired Employee is not recredited with his or her prior years of Eligibility Service, the Employee will be treated as a new Employee.

3.3  Duration
A Participant will cease to be an Active Participant when he or she is no longer an Eligible Employee or if the Participant has neither a Payroll Deduction Agreement nor a Compensation Reduction Agreement in force pursuant to Article 4.

3.4  Adoption of Plan by Affiliates
An Affiliate may become an Employer through the adoption of a resolution adopted by its Board of Directors. The Employer shall transmit a copy of the resolution to the Sponsor.

3.5  Annual Participant Notice
(a) In General. At the time specified in subsection (b), each Eligible Employee shall be furnished a written notice of the Employee's rights and obligations under the Plan that--

     (1) is sufficiently accurate and comprehensive to appraise the Employee of such rights and obligations,

     (2) is written in a manner calculated to be understood by the average Eligible Employee, and

     (3)  includes a description of--

          (A) the safe harbor matching or nonelective contribution formula under the Plan (including a description of the levels of matching contributions, if any),

          (B) any other contributions under the Plan (including the potential for discretionary matching contributions), and the conditions under which such contributions are made,

          (C) the type and amount of compensation that may be deferred under the Plan,

          (D) how to elect to make Before-Tax Contributions, including any administrative requirements that may apply to such elections,

          (E) the periods available under the Plan for making Before-Tax Contributions, and

          (F) withdrawal and vesting provisions that apply to contributions under the Plan.

(b) Time of Notice. The Plan Administrator shall furnish each person who is an Eligible Employee for each Plan Year the notice required by this section within a reasonable period before the start of the Plan Year. In the case of the first Plan Year in which an Employee becomes an Eligible Employee, the notice shall be furnished within a reasonable period before the Entry Date. The requirement of this subsection shall be deemed satisfied if the notice is furnished during the period beginning on October 1 and ending on November 30 preceding the start of the Plan Year. In the case of an Employee who does not receive the notice within that period because the Employee becomes an Eligible Employee after October 1, the requirement of this subsection shall be deemed satisfied if the notice is furnished no more than 90 days before the Employee becomes an Eligible Employee and no later than the Entry Date.

     The notice required for the 1999 Plan Year may be furnished before March 2, 1999.

Article 4. Contributions, Accounts, and Vesting

4.1  Matched Contributions and Matched Contributions Account

(a) Matched Before-Tax Contributions and Account. Subject to the limitations of this Article, an Active Participant may elect pursuant to a Compensation Reduction Agreement to reduce his or her Compensation by a whole percentage. The sum of the percentages elected under this subsection and subsection (b) may not exceed five percent of the Participant's Compensation (Matching Limit) while an Active Participant. The Employer shall contribute to the Plan on behalf of the Participant an amount equal to 100 percent of the amount of the reduction in Compensation pursuant to this paragraph. The contribution shall be made as soon as administratively practicable but not later than 15 business days after the end of the calendar month (or such other date permitted by law or regulation) such amounts would otherwise have been payable to the Participant in cash in the absence of the Compensation Reduction Agreement. The contribution shall be credited to the Participant's Matched Before-Tax Contributions Account.

(b) Matched After-Tax Contributions and Account. Subject to the limitations of this Article, an Active Participant may elect to contribute a whole percentage of his or her Compensation to the Plan pursuant to a Payroll Deduction Agreement. The sum of the percentages elected under this subsection and subsection (a) shall not exceed five percent of the Participant's Compensation while an Active Participant. The contribution shall be made as soon as administratively practicable, but not later than 15 business days after the end of the calendar month (or such other date permitted by law or regulation) such amount would otherwise have been payable to the Participant in cash in the absence of the Payroll Deduction Agreement. The contribution shall be credited to the Participant's Matched After-Tax Contributions Account.

4.2 Unmatched Contributions and Unmatched Contributions Accounts

(a) Unmatched Before-Tax Contributions and Account. Subject to the limitations of this Article, if the sum of an Active Participant's Matched Before-Tax Contributions and Matched After-Tax Contributions (stated as a percentage of Compensation) equals the Matching Limit, the Participant may elect to reduce his or her Compensation (in addition to any reduction under section 4.1(a)) by a whole percentage pursuant to a Compensation Reduction Agreement. The sum of the percentages elected under section 4.1, this subsection, and subsection (b) shall not exceed 20 percent of the Participant's Compensation while an Active Participant. The Employer shall contribute to the Plan on behalf of the Participant an amount equal to the amount of the Participant's reduction in Compensation. The contribution shall be made as soon as administratively practicable but not later than 15 business days after the end of the calendar month (or such other date permitted by law) such amounts would otherwise have been payable to the Participant in cash in the absence of the Compensation Reduction Agreement. The contribution shall be credited to the Participant's Unmatched Before-Tax Contributions Account.

(b) Unmatched After-Tax Contributions and Account. Subject to the limitations of this Article, if the sum of an Active Participant's Matched Before-Tax and Matched After-Tax Contributions (stated as a percentage of Compensation) equals the Matching Limit, the Participant may elect to contribute to the Plan pursuant to a Payroll Deduction Agreement (in addition to any Matched After-Tax Contributions under section 4.1(b)) a whole percentage of his or her Compensation. The sum of the percentage under section 4.1, this subsection, and subsection (a) shall not exceed 20 percent of the Participant's Compensation while an Active Participant. The contribution shall be made as soon as administratively practicable, but not later than 15 business days after the end of the calendar month (or such other date permitted by law or regulation) such amount would otherwise have been payable to the Participant in cash in the absence of the Payroll Deduction Agreement. The amount of such contributions shall be credited to the Participant's Unmatched After-Tax Contributions Account.

4.3 Rollover Contributions and Account
Pursuant to Committee rules, the Plan may accept a Participant's Rollover Contributions (as defined in Code sections 402, 403, and 408) that a qualified plan is permitted to receive. Such a contribution shall be credited to the Participant's Rollover Contributions Account.

4.4 Change or Suspension of Contributions

(a) Change. In the manner and time prescribed by the Committee, an Active Participant may instruct the Committee to change his or her Compensation Reduction Agreement or Payroll Deduction Agreement. A change will be effective on the first day of the calendar quarter that follows the receipt of the Participant's instruction completed in the proper manner or such other day as may be prescribed by Committee rule.

(b) Suspension. An Active Participant may suspend all contributions pursuant to his or her Compensation Reduction Agreement or Payroll Deduction Agreement as of the first day of a payroll period by filing a form in the manner prescribed by the Committee at least 30 days before such first day.

4.5 Employer Matching Contributions and Account
Subject to the limitations of this Article, the Employer shall contribute an amount on behalf of each Active Participant equal to 100 percent of the Employee's Before-Tax and After-Tax Contributions for the entire Plan Year but such Employer Matching Contribution may not exceed five percent of the Employee's Compensation while an Active Participant during the Plan Year.

The Employer Matching Contributions shall be paid to the Trustee monthly to the extent practicable, but in no event later than the earlier of the time required for the filing of the Employer's federal income tax return for its fiscal year in which the applicable Plan Year ends or 12 months after the close of the Plan Year. Employer Matching Contributions shall be credited to the Participant's Employer Matching Contributions Account.

4.6 Vesting
All amounts credited to a Participant's Accounts shall be fully and immediately nonforfeitable. Notwithstanding the foregoing, to the extent permitted by law or regulation, the Plan may refund or reallocate amounts credited to an Account to satisfy a limitation imposed by the Plan or by law or regulation.

4.7       Section 402(g) Limit on Before-Tax Contributions
(a) In General. The Before-Tax Contributions with respect to a Participant for a calendar year after 1997 shall not exceed $10,000 (or such other amount specified by the Internal Revenue Service pursuant to Code section 402(g)(5)). This limit is applied by aggregating all plans and arrangements maintained by the Employer and its Affiliates that provide for elective deferrals as defined in Code section 402(g).

(b) Correction of Excess. Before-Tax Contributions made to the Plan in excess of the limitation of subsection (a) (adjusted for gains and losses as provided by regulations) shall be paid to the Participant not later than April 15 of the taxable year which follows the taxable year in which the excess amount arises.

     Before-Tax Contributions that are refunded under this section may not be treated as Annual Additions under section 4.9.

     Employer Matching Contributions made with respect to Matched Before-Tax Contributions that are repaid to a Participant shall be forfeited and used as Employer Matching Contributions in the year in which the excess is paid to the Participant.

4.8       Section 401(m) Limit on After-Tax Contributions
(a) In General. After-Tax Contributions for a Plan Year beginning after 1998 shall be limited to the extent necessary so that the Actual Contribution Percentage (as defined in subsection (b)) for the group of Highly Compensated Employees who are Eligible Employees is not more than the greater of--

     (1) the product of 1.25 and the Actual Contribution Percentage for the Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, or

     (2)  the lesser of--

          (A) the product of two and the Actual Contribution Percentage for the Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, or

          (B) the Actual Contribution Percentage for the Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the Plan Year plus two percentage points.

         Since this section applies Code section 401(m) using the current year testing method, it may not be aggregated under IRS regulation 1.410(b)-7(d) with a plan that uses the prior year testing method for the same testing year.

         If the limitation of this subsection is exceeded or is expected to be exceeded, the excess (or the anticipated excess) may be eliminated pursuant to subsection (c) or (d).

         This section does not apply to Employees whose participation in a Plan is provided through the collective bargaining process.

(b) Actual Contribution Percentage. The Actual Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of--

          (1) the sum of the After-Tax Contributions, and to the extent taken into account pursuant to subsection (e), the Matching and Nonelective Employer Contributions on behalf of each such Employee for such Plan Year, to

          (2)  the Employee's Compensation for such Plan Year.

          Such ratios and the Actual Contribution Percentage for each group shall be calculated to the nearest one-hundredth of 1 percent of an Eligible Employee's Compensation.

          To the extent permitted by Treasury regulations, the Committee may elect to take Before-Tax Contributions into account in calculating the Actual Contribution Percentage.

          If a Highly Compensated Employee is a participant in two or more plans containing matching employer contributions or after-tax employee contributions within the meaning of Code section 401(m), for purposes of determining the contribution percentage with respect to such Employee, all such contributions shall be aggregated for the purpose of this subsection.

(c) Reductions During Plan Year. If the Committee determines before the end of a Plan Year that the limitation of subsection (a) might not be satisfied, the Committee may reduce the future After-Tax Contributions of the Highly Compensated Participants such that the amount of a Highly Compensated Participant's future After-Tax Contributions does not exceed such Contributions of any other Highly Compensated Participant, or to the extent permitted by law, in such other manner as the Committee may decide.

(d) Reduction of Contributions After End of Plan Year. For a Plan Year that begins after 1998, if the Committee determines after the end of the Plan Year that the limitation of subsection (a) has not been satisfied, the Plan shall first determine, in the manner described in paragraph (1), the aggregate After-Tax (and any related Employer Matching Contributions) that must be eliminated to satisfy the limitation of subsection (a), then shall allocate and distribute the aggregate excess amount and allocable earnings in the manner described in paragraphs (2) and (3).

     (1) For the sole purpose of determining the amount of the aggregate excess contributions to be distributed under paragraph (2) (and not the amount to be distributed to a specific Highly Compensated Employee), the aggregate amount of excess After-Tax and other Employer Contributions is determined by--

          (A) computing a reduction in the amount of the After-Tax and other Employer Contributions of the Highly Compensated Participant with the highest Actual Contribution Percentage so that such percentage does not exceed the Actual Contribution Percentage of the Highly Compensated Participant with the next highest Actual Contribution Percentage, or if less, the amount necessary so that the limitation of subsection (a) is satisfied; and

          (B) if the amount of the reduction pursuant to subparagraph (A) is insufficient to reduce the average Actual Contribution Percentage for the Highly Compensated Employees so that it does not exceed the limitation of subsection (a), then repeating the process described in subparagraph (A) in descending order of the Actual Contribution Percentages of the Highly Compensated Employees until the average Actual Contribution Percentage for the group of Highly Compensated Employees satisfies the limitation of subsection (a).

     (2) The limitation of subsection (a) is deemed to be satisfied if the aggregate excess contributions determined under paragraph (1) is eliminated by--

          (A) distributing After-Tax Contributions and related Employer Matching Contributions to the Highly Compensated Employee with the highest dollar amount of such contributions until it equals the dollar amount of such contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions, or if less, the aggregate amount of the excess amount determined under paragraph (1); and

          (B) if the distribution described in subparagraph (A) does not eliminate the excess amount determined under paragraph (1), repeating the foregoing process in descending order of the dollar amounts of the After-Tax and Employer Matching Contributions until the aggregate excess amount under paragraph (1) has been distributed.

          If the distributions required by this paragraph are made, the limitation of subsection (a) is satisfied notwithstanding that the average Actual Contribution Percentage of the Highly Compensated Employees recomputed after the distributions may still exceed the limitation of subsection (a).

(e)  Contributions Aggregated with After-Tax Contributions.

     (1) Matching and Before-Tax Contributions. The Committee may elect to apply this test by adding all Employer Matching Contributions to all Eligible Employees' After-Tax Contributions or by adding all Employer Matching Contributions that exceed 4 percent of an Employee's Compensation. The election under Code section 401(m)(3) to treat Before-Tax Contributions as Matching Employer Contributions may not be made. Whether or not Matching Employer Contributions are taken into account under this paragraph, they shall be distributed or forfeited pursuant to IRS regulations to the extent that they match After-Tax Employee Contributions that are refunded to a Participant.

     (2) Nonelective Employer Contributions. If the Committee determines that the limitation of subsection (a) has been or may be exceeded, to the extent permitted by regulations of the Internal Revenue Service, the Employer may make an additional contribution on behalf of Non-Highly Compensated Employees to satisfy the limitation of subsection (a). Such contribution shall be fully and immediately vested and may not be withdrawn pursuant to section 7.2 or 7.3 (relating to in-service withdrawals).

(f)  Multiple Use of Alternative Limitation; Aggregate Limitations.

     (1) In General. If the Actual Deferral Percentage (as defined under Code section 401(k)(3)(B)) for the group of Highly Compensated Employees exceeds the limitation of Code section 401(k)(3)(A)(ii)(II) ("Alternative Limitation") and the Actual Contribution Percentage for such group exceeds the amount in subsection (a)(2) then the sum of--

          (A) the Actual Deferral Percentage for the group of Highly Compensated Employees who are Eligible Employees, and

          (B) the Actual Contribution Percentage for the group of Highly Compensated Employees who are Eligible Employees shall not exceed the Aggregate Limitation described in paragraph (2).

     (2) Aggregate Limitation. The Aggregate Limitation shall be the limit prescribed by the Internal Revenue Service pursuant to Code section 401(m)(9) to prevent the multiple use of the Alternative Limitation of Code section 401(k) and the limitation of (a)(2) of this section.

     (3) Correction of Excess. If the Aggregate Limitation in paragraph (2) is exceeded, the Actual Contribution Percentages of the Highly Compensated Participants shall be reduced by distributing After-Tax Contributions or forfeiting Employer Matching Contributions (as determined by the Committee subject to Treasury regulations) until the excess is eliminated. Such distribution (adjusted for gains and losses pursuant to Treasury regulations) may be paid to Participants within 2 1/2 months after the end of the Plan Year, but not later than the end of the Plan Year following the Plan Year for which the Aggregate Limitation is exceeded.

4.9  Section 415 Limitation on Annual Additions

(a) General Limitation. For each Limitation Year, the Annual Addition (as defined in subsection (c) below) for a Participant shall not exceed the lesser of--

     (1) $30,000 adjusted for increases in the cost of living specified by the Department of the Treasury, effective January 1 of each calendar year and applicable with respect to the Limitation Year ending with or within such calendar year; or

     (2)  25 percent of the Participant's Compensation for the Limitation Year.

     If the Limitation Year is changed, the limitations of this section shall be separately applied to the short Limitation Year that begins with the first day of the current Limitation Year and that ends on the day before the first day of the first Limitation Year for which the change is effective. The dollar limitation of subsection (a)(1) with respect to the short Limitation Year is equal to the product of the applicable dollar limitation for the calendar year in which the Limitation Year ends and a fraction with a numerator equal to the number of months (including any fractional parts of a month) in the Limitation Year and a denominator equal to 12.

(b)  Coverage Under a Defined Benefit Plan.

     (1) General. For Limitation Years beginning before 2000, if a Participant is, or was, covered under a qualified defined benefit plan maintained by any Employer or Affiliate (as defined in subsection (d)), the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction (as defined in this subsection)may not exceed 1.0 in any Limitation Year (as defined in subsection (d)).

     (2) The Defined Benefit Fraction is a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all qualified defined benefit plans (whether or not terminated) maintained by any Employer or Affiliate, and the denominator of which is the lesser of--

     (A) 1.25 times the dollar limitation of Code section 415(b)(1)(A) in effect for the Limitation Year, or

     (B) 1.4 times the Participant's average Compensation for the three-consecutive Plan Years that produces the highest average.

     Projected Annual Benefit means the annual benefit to which the Participant would be entitled under the terms of the defined benefit plan, if the Participant continued employment until normal retirement age (or current age, if later) and the Participant's Compensation for the Limitation Year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current age, if later).

     (3) The Defined Contribution Fraction is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all qualified defined contribution plans (whether or not terminated) maintained by any Employer or Affiliate for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with any Employer or Affiliate--

          (A) 1.25 times the dollar limitation in effect under Code section 415(c)(1)(A) for such year, or

          (B)  1.4 times the amount which may be taken into account under Code section 415(c)(1)(B).

          In calculating the Defined Contribution Fraction, the Committee may, at its discretion, make the election described in Code section 415(e)(7).

     (c) Annual Addition means the sum of the following amounts for a Limitation Year with respect to each Participant: Employer Contributions, Before-Tax Contributions, forfeitures, excess amounts treated as Employer Contributions pursuant to subsection (e), the Participant's After-Tax Contributions, and similar amounts under other qualified defined contribution plans maintained by any Employer or Affiliate in which the Participant is a covered employee.

          Amounts allocated to a post-retirement medical account described in Code section 415(l)(2) or 419A(d)(2) shall be treated as an Annual Addition when applying the dollar limitation of subsection (a)(1).

          To the extent required by regulations, contributions do not fail to be Annual Additions because they are excess deferrals within the meaning of Code section 402(g), excess contributions within the meaning of Code section 401(k), or excess aggregate contributions within the meaning of Code section 401(m) which are distributed.

          Rollover contributions and loan payments may not be treated as Annual Additions.

     (d) Additional Definitions. For the purpose of this section, Affiliate means Affiliate as defined in section 2.1(c), except that the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code section 1563(a)(1). Limitation Year means the Plan Year.

     (e) Excess Amounts. If, for any Limitation Year, it is necessary to limit the allocation of an amount to a Participant's Account to comply with subsection (a), the Plan--

          (1) first, shall refund to the Participant, to the extent necessary and as soon as is administratively feasible, the amount of the Unmatched After-Tax Contributions and any earnings thereon;

          (2) second, shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the Unmatched Before-Tax Contributions, if any, made on behalf of the Participant and any earnings thereon;

          (3) third, shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the Matched After-Tax Contributions made on the Participant's behalf and earnings thereon. The Employer Matching Contributions made with respect to such Matched After-Tax Contributions and earnings thereon shall be held in a suspense account and used in the next Limitation Year as an Employer Matching Contribution; and

          (4) fourth, shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the Matched Before-Tax Contributions made on the Participant's behalf and any earnings thereon. The Employer Contributions made with respect to such Matched Before-Tax Contributions and any earnings thereon shall be held to a suspense account and used in the next Limitation Year as an Employer Contribution.

          If the limitation of subsection (b) is exceeded, the accrued benefit of the Participant under the defined benefit plan shall be reduced to the extent necessary to satisfy such limitation.

4.10 Deductibility Limitation
No Employer Contributions may be made to the Plan in excess of the amount that may claimed as an income tax deduction under the Code.

4.11 Contributions for Reemployed Veterans
Effective December 12, 1994, make-up contributions on behalf of reemployed members of the military services shall be made as required by the provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 and Code
section 414(u).

Article 5. Investments and Accounting

5.1  Investments

(a) Funds; Company Stock Fund. The Committee shall identify to the Trustee those Funds to be made available for the investment of contributions. The Committee may also direct the Trustee to establish a Fund that is invested primarily or entirely in qualifying employer securities as defined in ERISA section 407(d)(5) ("Company Stock Fund"). Except for a Predecessor Plan established before December 22, 1987, the benefits under a Company Stock Fund may not be taken into account in determining the benefits payable to a Participant under any defined benefit plan. Except as provided under ERISA section 407(b)(2), Before-Tax Contributions made in Plan Years beginning after 1998 may be invested in a Company Stock Fund only at the Participant's direction. The Committee may limit the type and amount of contributions that may be invested in the Company Stock Fund.

     A Participant will be entitled to exercise all voting and other shareholder rights with respect to his or her allocation portion of the shares of common stock held by the Company Stock Fund. The instructions received by the Trustee from individual Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged to any person, including Employees, officers, and directors of the Sponsor or any Affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be related or directed by the Trustee to a recordkeeper, auditor, or other person providing services to the Plan if such person (1) is not the Company, an Affiliate, or any Employee, officer, or director thereof, and (2) agrees not to divulge such directions to any other person, including Employees, officers, and directors of the Sponsor and its Affiliates.

(b) Elections. A Participant may elect that his or her Before-Tax Contributions, After-Tax Contributions, Employer Matching Contributions, and Rollover Contributions be invested in increments of 1 percent in any one or more of the Funds such that the total equals 100 percent. Each type of contribution shall be invested in the same proportions.

     When starting participation in a Plan, the Participant must file an investment election in the manner prescribed by the Committee. A Participant may change the investment election in the prescribed manner to be effective as of the first business day of a calendar quarter or other date prescribed by the Committee.

(c) Transfers Between Funds. A Participant may elect to transfer amounts from one Fund to another in the manner and within the time prescribed by the Committee. The transfer shall be effective on the first business day of the first quarter (or other date prescribed by the Committee) following the receipt of the Participant's election by the Committee. The amount to be transferred shall be specified in a whole percentage or a dollar amount. A specified percentage shall be applicable to each of the Participant's Accounts that are invested in the specified Fund.

5.2 Plan Accounting and Allocation of Investment Earnings
The Accounts and Funds shall be valued as of each Valuation Date at their fair value determined on the basis of generally accepted accounting principles. Earnings, gains, and losses (realized or unrealized) for each Fund shall be allocated to the portion ("subaccount") of a Participant's Account maintained with respect to that Fund, in the same ratio that the value of the subaccount bears to the sum of the values of all Participants' subaccounts maintained with respect to that Fund.

The Committee shall adopt rules for determining the appropriate Valuation Dates to be used to determine the amount of withdrawals and distributions.

Before-Tax Contributions and Employer Matching Contributions shall be credited to Participants' Accounts as of a date not later than the last day of the Plan Year for which the services relating to contributions were rendered. For the purpose of Code section 404, Before-Tax Contributions and Employer Matching Contributions shall be credited to Participants' Accounts as of a date not later than the last day of the Employer's taxable year for which a federal income tax deduction is claimed for such contributions.

Pursuant to rules and regulations of the Internal Revenue Service, the Committee may adopt a rule designating all or certain Accounts as constituting a separate contract for the purposes of Code section 72.

5.3 Plan Expenses
Brokerage fees, transfer taxes, and other expenses incident to the purchase or sale of securities and other investments by the Trustee shall be deemed to be part of the cost of such securities and investments, or deducted in computing the proceeds of a sale, as the case may be. All other investment expenses and expenses of administering and managing the Plan, the Trust Agreement, and the Trust Fund shall be paid from the Trust Fund, unless paid by the Employers.

Article 6. Distributions

6.1 Distributions After Termination and At Required Beginning Date
(a) In General. Except as otherwise provided in this section, a Participant who terminates employment with all Employers and Affiliates or ceases active employment on account of a Disability may receive a distribution of the vested balance credited to his or her Account in one of the forms of payment listed in section 6.3. A Participant who attains age 70 1/2 must start benefit payments not later than the Required Beginning Date as defined below.

     For the purposes of this section, a transfer of the employment relationship on account of a sale or other disposition of an Employer or an Affiliate or a division thereof or on account of a corporate restructuring shall not be considered to be a termination of employment, except where expressly stated in a Plan.

(b)  Deferral of Benefit Payments.

     (1) In General. Except as provided in paragraph (2), a Participant who has terminated employment with the Employer and all Affiliates may defer the start of benefit payments until the Required Beginning Date.

     (2)  Small Amounts; Mandatory Cashouts.

          (A) Persons Terminating After 1998. A Lump Sum Distribution shall be paid to a Participant if--

               (i) the Participant terminates employment from the Employer and all Affiliates after 1998 or the Participant has an Annuity Starting Date after 1998 following a termination of employment, and

               (ii) the amount of such Participant's entire balance under all
                    Accounts at such termination of employment or at such Annuity Starting Date is $5,000 or less.

               The Lump Sum Distribution shall be payable to the Participant as of the first day of the month following the termination of employment or as of such Annuity Starting Date. Except as provided by law or regulation, if annuity payments to a Participant have started, a Lump Sum Distribution is payable under this paragraph only if the Participant consents.

          (B) Persons Terminating Before 1999; Sweep Provision. A Lump Sum Distribution shall be paid to a Participant as soon as practicable after December 31, 1999 if--

               (i) the Participant terminated employment from the Employer and all Affiliates before 1999, but did not receive a Lump Sum Distribution pursuant to the cashout provision in force under the Predecessor Plan at the termination,

               (ii) the Participant has not attained an Annuity Starting Date before 2000, and

               (iii) the amount of such Participant's entire balance under all
                    Accounts as of December 31, 1999 is $5,000 or less.

               If clause (iii) is not applicable to a Participant, but the balance as of an Annuity Starting Date after that December 31, 1999 is $5,000 or less, the entire balance shall be paid as a Lump Sum Distribution as soon as administratively practicable after that Annuity Starting Date.

     (3)  Consent to Distribution Before Required Beginning Date. If paragraph
          (2) does not apply to a Participant, a distribution may be made to the Participant before he or she attains the Required Beginning Date only if the Participant elects the distribution in writing or in another permissible manner prescribed by the Committee.

          An election to receive a distribution of benefits before the Required Beginning Date is valid only if the Participant is furnished with an explanation of his or her right to start benefit payments at the Required Beginning Date or an earlier date selected by the Participant. The election and the explanation of the election shall be as described in sections 6.4(b) and 6.4(b).

(c) Required Beginning Date. Notwithstanding anything in the Plan to the contrary, a Participant must start receiving benefit payments not later than the Required Beginning Date in amounts that satisfy section 6.3(c) (minimum distribution amounts). The Required Beginning Date shall be April 1 of the calendar year following the later of--

     (1)  the calendar year in which the Participant attains age 70 1/2, or

     (2) effective January 1, 1997, in the case of a Participant who is not a Five-Percent Owner, the calendar year in which the Participant terminates employment from the Employer and all Affiliates.

6.2  Distributions Upon Death Before Annuity Starting Date
(a) In General. If a Participant dies before distributions from the Account have started pursuant to section 6.1, the Beneficiary shall receive a Lump Sum Distribution of the entire value credited to his or her Account, or the Beneficiary may elect an installment payout over a period not to exceed the life expectancy of the Beneficiary as determined under IRS regulation 1.72-9. The Beneficiary shall make the election within a reasonable period following the Participant's death as specified by Committee rules. The Beneficiary (including a spouse) may not defer the payment of the death benefit.

     The death benefit may be payable to a spousal Beneficiary as a Single Life Annuity if subsection (b) or (c) applies.

(b) Elective Preretirement Spouse's Annuity. If assets are transferred to this Plan from a Merged Plan that provided for a death benefit payable to a surviving spouse of the Participant in the form of a life annuity (as indicated in a Supplement to this Plan), this subsection will apply to the entire balance credited under this Plan. The Lump Sum Distribution that would otherwise be payable under subsection (a) may be applied, at the election of the surviving spouse, to the purchase of an annuity contract providing monthly annuity payments payable to the spouse for the spouse's life if--

     (1)  the spouse is the Beneficiary,

     (2) the Participant elected a form of payment with a life contingency pursuant to section 6.3,

     (3) the Participant dies before the Annuity Starting Date and the purchase of the annuity contract,

     (4)  the Participant is married at death, and

     (5) the balance to the Account exceeds $5,000 in the case of a Participant who dies after 1998, or exceeds $3,500 in the case of a Participant who dies before 1999.

(c)  Automatic Preretirement Spouse's Annuity

     (1) In General. The normal form for the payment of a death benefit will be a Preretirement Spouse's Annuity if--

          (A) the normal form of distribution with respect to assets transferred from a Merged Plan is a form with a life contingency,

          (B)  the Participant dies before the Annuity Starting Date,

          (C)  the Participant was married at death, and

          (D) the balance to the Account exceeds $5,000, in the case of a Participant who dies after 1998, or exceeds $3,500, in the case of a Participant who dies before 1999.

          A "Preretirement Spouse's Annuity" means an annuity contract purchased with the entire balance of the Participant's Account, payable in the form of a Single Life Annuity to the spouse to whom the Participant was married at the time of the Participant's death. If the balance to the Participant's Account is less than the amount specified in subparagraph (D), such balance shall be payable as a Lump Sum Distribution to the spouse as of the first day of the month following the Participant's death.

          The Participant may reject the Preretirement Spouse's Annuity by designating a nonspouse Beneficiary pursuant to paragraph (2) or the spouse may reject the Preretirement Spouse's Annuity by electing a Lump Sum Distribution in lieu of the Single Life Annuity.

          If the Participant dies before age 65, payment of the benefit to the spouse shall commence as of the date the Participant would have attained age 65 if he or she had survived. However, the spouse may elect to start benefit payments at an earlier date.

     (2) Election to Reject the Preretirement Spouse's Annuity. The Participant may reject the Preretirement Spouse's Annuity by designating a nonspouse Beneficiary in writing and may revoke such rejection by written notice at any time during the election period. The election period shall begin when the Employee becomes a Participant in the Plan and shall end on the Participant's Annuity Starting Date. If an election to reject the Preretirement Spouse's Annuity is made before the first day of the Plan Year in which the Participant attains age 35, the election shall become invalid on such day at which time a new election may be made by the Participant.

          A Participant's election to reject the Preretirement Spouse's Annuity will be effective only if the requirements of paragraph (3) have been satisfied.

          If the Preretirement Spouse's Annuity is rejected, the Participant's Account shall be payable as a Lump Sum Distribution to the nonspousal Beneficiary.

     (3) Spouse's Consent. An election by the Participant to reject the Preretirement Spouse's Annuity will be effective only if--

          (A) the spouse furnishes a written consent to the election, witnessed by a notary public, which acknowledges the effect of the election and, if applicable, the specific nonspouse Beneficiary, contingent Beneficiary, or a class of Beneficiaries, or

          (B) it is established to the satisfaction of a Plan representative or notary public that the consent of the spouse under subparagraph
               (A) cannot be obtained because the spouse cannot be located or if the Participant furnishes a court order to the Plan decreeing that the Participant and the spouse are legally separated or that the spouse has abandoned the Participant. The preceding sentence shall not apply to the extent provided in a qualified domestic relations order under Code section 414(p).

          (4) Notice of Election. The Plan shall furnish a Participant a notice in writing (or such other media permitted under law or regulations) that contains a nontechnical explanation of the Preretirement Spouse's Annuity including a statement of the terms and conditions of the annuity, the Participant's right to make, and the effect of, an election to waive the annuity, and the rights of the spouse under paragraph (3).

               The notice shall be mailed, personally delivered, or otherwise communicated pursuant to Treasury regulations so that it reaches the attention of the Participant when commencing participation in the Plan, when terminating employment before age 35 (if applicable), and within the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35 (if applicable).

6.3       Forms of Payment
(a) In General. The normal form of benefit payment shall be a Lump Sum Distribution. In lieu of the normal form, a Participant (or the Beneficiary in the case of a death benefit) may elect an Installment Payout pursuant to section 6.4 or such other forms of payment that may be authorized for a designated group of Participants as described in a Supplement to the Plan, subject to the mandatory cashout provision under section 6.1(b)(2).

     If an Account is invested in the Company Stock Fund, the Participant (or the Beneficiary) may elect a distribution in (1) cash or (2) whole shares of stock and uninvested cash allocated to the Fund, but not a combination of (1) and (2). Cash shall be distributed in lieu of fractional shares. A distribution of stock is available only if the distribution is payable as a Lump Sum Distribution is elected.

     Forms of payment are described in subsection (b), but a Participant may not elect a form other than the Lump Sum Distribution or Installment Payout unless authorized by a Supplement.

(b)  Definitions--Forms of Payment.

     (1) Lump Sum Distribution. A single payment equal to the entire amount credited to the Participant's Accounts.

     (2) Installment Payout. A series of monthly, quarterly, or annual cash payments over a period designated by the Participant that may not exceed the joint and last survivor life expectancies of the Participant and the Beneficiary as determined under Treasury regulation 1.72-9. Upon the death of the Participant, the remaining balance of the Participant's Account shall continue to be payable to the Beneficiary in installments or may be payable as a Lump Sum Distribution. The amount distributable shall be subject to the minimum distribution rules of subsection (c).

     (3) Single Life Annuity. An annuity contract providing for monthly cash payments for the life of the Participant, and where stated, may provide for a cash refund upon the death of the Participant.

     (4) Period Certain Annuity. An annuity contract providing for monthly payments of cash for 60, 120, 180, 240, 300, and 360 months, as elected by the Participant. If the Participant dies before payments for the specified period have been made, payments shall be made to the Beneficiary until total payments to the Participant and the Beneficiary equal the specified number. The period certain designated by the Participant may not exceed the joint and last survivor life expectancies of the Participant and the Beneficiary as determined under Treasury regulation 1.72-9 and may not exceed the prescribed period under Treasury regulation 1.401(a)(9)-2 (pertaining to the minimum distribution incidental benefit rule).

     (5) Life and Period Certain Annuity. A combination of a life annuity as described in paragraph (3) and a period certain in paragraph (4). If the Participant dies before payments have been made for the specified period, the payments shall continue to the Beneficiary until the total number of payments to the Participant and the Beneficiary equal the specified number.

     (6) Joint and Spouse's Annuity Options. An annuity contract that is a Joint and Survivor Annuity where the Beneficiary is the spouse to whom the Participant was married at the Annuity Starting Date.

     (7) Joint and Survivor Annuity Options. An annuity contract providing for monthly cash payments for the life of the Participant, and upon the death of the Participant, monthly payments to the designated Beneficiary for the life of the Beneficiary. The amount payable to the Beneficiary shall be 50 percent, 75 percent, or 100 percent (as elected by the Participant) of the monthly benefit that was payable to the Beneficiary. If the Beneficiary is not the spouse of the Participant, the 75 percent Joint and Survivor Annuity Option may be elected only if the Participant is not more than 19 years older than the Beneficiary, and the 100 percent Joint and Survivor Annuity Options may be elected only if the Participant is not more than 10 years older than the Beneficiary.

     (8) Partial Cash Distribution. Subject to subsection (c), a Participant who has not elected another form of payment may elect from time to time pursuant to Plan rules to direct the Plan to distribute to the Participant a cash amount as he or she may specify, but not in excess of the vested balance credited to the Participant's Account.

(c)      Minimum Distribution Amount.

     (1) In General. A Participant who has attained the Required Beginning Date shall receive a distribution for each calendar year that is not less than the Minimum Distribution Amount described in paragraph (2). The Minimum Distribution Amount for the first distribution year must be paid by April 1 of the calendar year that follows the first distribution year. Effective January 1, 1997, the first distribution year means the later of the calendar year in which the Participant attains age 70 1/2 or, in the case of a Participant who is not a Five-Percent Owner, the calendar year in which the Participant terminates employment. The Minimum Distribution Amount for the calendar year that follows the first distribution year must be paid not later than December 31 of such calendar year.

     (2) Minimum Distribution Amount. The Minimum Distribution Amount for the first distribution year is an amount determined by dividing the value of the Participant's Account as of the end of the preceding calendar year (as adjusted pursuant to Treasury regulations prescribed under Code section 401(a)(9)) by the applicable life expectancy of the Participant or the joint and last survivor life expectancy factor of the Participant and his Beneficiary prescribed by Treasury regulations. In subsequent years, the value of the Account as of the end of the preceding calendar year (as adjusted) shall be used and the life expectancy factor shall be the life expectancy factor with respect to the first distribution year reduced by the numbers of years that have elapsed since such year. If the Beneficiary is not the Participant's spouse, the value shall be divided by the lesser of the applicable life expectancy factor or the factor prescribed under Treasury regulation 1.401(a)(9)-2 (relating to the incidental death benefit rule).

6.4  Election of Forms of Payment
(a) In General.

     (1) Election Only After Required Notice During Election Period. An election of a form of payment or the revocation of a form of payment may be made only after the notice described in this section has been furnished to a Participant and only during the election period. No Participant may elect a form of payment or reject a normal form before the start of the election period. The Participant may revoke an election during the election period. An election to receive payment in a particular form of payment described in section 6.3 shall be made in the manner prescribed by the Committee.

     (2) Election of Life Annuity Forms by a Married Participant. If a married Participant elects--

          (A) to receive any annuity form based on a life contingency (Single Life Annuity, Life and Period Certain Annuity, or a Joint and Survivor Annuity), other than a Joint and Spouse's Annuity, or

          (B)  to rescind a prior election of a Joint and Spouse's Annuity,

          the election will be effective only if the requirements of this section concerning the consent of the spouse are satisfied.

          The Committee may prescribe rules concerning a withdrawal or a loan by a married Participant under Article 7 after the Participant has elected an annuity based on a life contingency under this section.

     (3) Normal Form with a Life Contingency. If the normal form of distribution under a Plan contains a life contingency, then unless the requirements of subsection (c) have been satisfied, a married Participant may not elect any other option other than a Joint and Spouse's Annuity.

(b) Time of Notice and Election Period.

     (1) In General. Except as otherwise provided, the notice described in subsection (d) shall be mailed, personally delivered, or otherwise communicated so that it reaches the attention of the Participant not more than 90 days before the Participant's Annuity Starting Date and not less than 30 days before the Annuity Starting Date. The election period during which a Participant may reject the normal form of payment shall be the period starting 30 days after the required notice has been furnished and ending on the Annuity Starting Date.

     (2) 30-Day Waiting Period. If the prescribed notice cannot be furnished at least 30 days before the Annuity Starting Date, it shall be furnished as soon as administratively practicable. However, the Participant shall have at least 30 days following the furnishing of the notice to consider the available elections and no payment may be made to the Participant until the 30-day period has expired.

     (3)  Waiver of 30-Day Waiting Period. Notwithstanding paragraphs (1) and
          (2), the Committee rules may allow a Participant to affirmatively elect to waive the 30-day period and to elect to receive an earlier distribution if--

          (A) the Participant is permitted to revoke the waiver and distribution election at least until the Annuity Starting Date, or, if later, at any time before the expiration of the 7-day period that begins after the day after the notice is furnished to the Participant, and

          (B) the Plan makes no payment in accordance with the affirmative election before the expiration of the 7-day period that begins the day after the required notice is furnished to the Participant.

(c) Spousal Consent. An election to reject Joint and Spouse's Annuity will be effective only if--

     (1) the spouse of the Participant consents in writing to such election, the spouse's consent acknowledges the effect of such election (including the specific nonspouse Beneficiary, if any) and it is witnessed by a notary public or an authorized representative of the Plan; or

     (2) it is established to the satisfaction of the Plan that the consent required under paragraph (1) may not be obtained because there is no spouse, because the spouse cannot be located, or the Participant furnishes the Plan with a court order decreeing that the Participant and the spouse are legally separated or decreeing that the spouse has abandoned the Participant (except as provided in a qualified domestic relations order).

(d) Content of the Notice of Election. The Plan shall furnish to a Participant a written notice that states in nontechnical language--

     (1) a general description of the Joint and Spouse's Annuity forms (if any);

     (2) the circumstances under which they will be provided and the availability of the election to reject the Joint and Spouse's Annuity and the right to revoke the election;

     (3) a general explanation of the relative financial effect on a Participant's benefit of the election and the election of other optional forms of payment;

     (4)  the rights of the Participant's spouse under this section; and

     (5) a Participant's right to request in writing a more specific statement of the conditions and financial effect of the Joint and Spouse's Annuity.

     The statement required by paragraph (5) shall describe the specific financial effect of the election by the Participant in terms of dollars per annuity payment. The statement shall be delivered or mailed (first class, postage prepaid) to the Participant within 30 days after the date of the Participant's written request.

6.5 Beneficiary
(a) General. Subject to subsection (b), "Beneficiary" means the person or persons (who may be named contingently or successively), including a trust or an estate, designated by a Participant, to whom the Participant's Account will be paid on account of the Participant's death. Each designation will revoke all prior designations by the same Participant. A designation shall be made in the manner prescribed by the Committee, and will be effective only when filed as prescribed by the Committee. If no Beneficiary is designated or a designation is revoked in whole or in part, or if a designated Beneficiary does not survive, the Account balance shall be payable to the Participant's estate, or at the discretion of the Committee, to the first class of the following classes of automatic Beneficiaries then surviving and in equal shares if there are then more than one in each class: the Participant's--

     (1)  surviving spouse;

     (2)  surviving children;

     (3)  surviving parents; and

     (4)  surviving brothers and sisters.

(b)  Married Participants.

     (1) General. Notwithstanding subsection (a), in the case of a married Participant, the spouse of the Participant shall be the Beneficiary unless--

          (A)  the Participant has designated another person as the Beneficiary,

          (B) the spouse has consented to the designation of the specific nonspouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries,

          (C)  the spouse acknowledges the effect of such election,

          (D)  the spouse's consent is in writing, and

          (E) the consent is witnessed by a notary public or an authorized representative of the Plan.

          The spouse's consent is not required if the spouse cannot be located or if the Participant furnishes the Company a court order decreeing that the Participant and the spouse are legally separated or that the spouse has abandoned the Participant. The preceding sentence does not apply to the extent provided in a qualified domestic relations order under Code section 414(p).

          (2) Rejected Automatic Preretirement Spouse's Death Benefit. If the automatic Preretirement Spouse's Death Benefit described in section 6.2(c) applies under a Plan and the Participant has been rejected it pursuant to that section by designating a nonspouse Beneficiary before the first day of the Plan Year in which the Participant attains age 35, the rejection will become invalid on such day at which time the Participant may furnish a new designation of a nonspouse Beneficiary pursuant to section 6.2(c).

Article 7. In-Service Withdrawals and Loans

7.1  In General
(a) Restriction on Withdrawals. Except as provided in this Article or in a Supplement, no Participant may withdraw amounts from his or her Accounts before terminating employment from the Employer and all Affiliates. However, a Participant who remains employed by the Employer or an Affiliate may withdraw without penalty all or a portion of his or her Accounts after attaining age 59 1/2 or after suffering a Disability. A request for a withdrawal shall be filed with the Plan at the time and the manner prescribed by the Committee. Committee rules may require that the amount of a withdrawal under this Article exceed a minimum amount that may not exceed $1,000.

     In a Plan Year, only two hardship withdrawals pursuant to section 7.4 and only one withdrawal for other reasons are permitted, unless the Committee rules provide otherwise.

(b)  Order of Withdrawal.

     (1) If a Participant requests a withdrawal under this Article from an After-Tax Contributions Account, payment shall be made first from the Unmatched After-Tax Contributions Account, and if that Account is exhausted, then from the Matched After-Tax Contributions Account. If the withdrawal is from the Before-Tax Contributions Account, payment shall be made first from the Unmatched Before-Tax Contributions Account, and if that Account is exhausted, then from the Matched Before-Tax Contributions Account.

     (2) No withdrawal may be made from the Before-Tax Contributions Account unless the After-Tax Contributions Account has been exhausted.

     (3) If an Account is invested in more than one Fund, Committee rules shall determine the method of drawing on the Funds.

7.2 In-Service Withdrawals from the After-Tax Contributions Account
A Participant may request a withdrawal of amounts from the After-Tax Contributions Accounts by filing a request with the Plan in the manner prescribed by the Committee. The request may be filed at any time subject to rules of the Committee concerning the frequency of such withdrawals. A withdrawal on account of a hardship must satisfy the requirements of section 7.4.

7.3 In-Service Withdrawals of Before-Tax Contributions
(a) In General. A Participant may receive a distribution from the Before-Tax Contributions Account before terminating employment from the Employer and all Affiliates only if he or she has attained age 59 1/2, incurred a Disability, or has satisfied the requirements for a hardship withdrawal under section 7.4.

(b) Limitation on Amount of a Hardship Withdrawal. The amount of a hardship distribution from the Before-Tax Contributions Account may not exceed the sum of--

     (1) the total Before-Tax Contributions made on behalf of the Participant reduced by prior distributions, and

     (2) the earnings credited to the Before-Tax Contributions Account as of December 31, 1988.

7.4 Hardship Withdrawals

(a) In General. A Participant may receive an in-service distribution from the After-Tax Contributions Account, and if that Account has been exhausted, from the Before-Tax Contributions Account if--

     (1) the withdrawal is on account of a financial need constituting a hardship as described in subsection (b), and

     (2) the withdrawal is necessary to satisfy the need as determined under subsection (c).

     After a withdrawal under this section, a Participant will cease to be an Eligible Employee for the following 12 calendar months. No distribution from the Employer Matching Contributions Account may be made pursuant to this section.

(b) Financial Hardship. A financial hardship is deemed to exist as a result of the following financial obligations:

     (1) medical expenses described in Code section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152), or necessary for these persons to obtain medical care described in section 213(d);

     (2) the costs (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant;

     (3) payment of tuition and related fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents;

     (4) the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence;

     (5) the cost of a funeral for the Participant or a member of the Participant's family; or

     (6)  the cost of a similar emergency.

(c) Necessity for Distribution. A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of the Participant to the extent that it is in excess of the amount required to relieve the financial need (including amounts necessary to pay any taxes or penalties reasonably anticipated to result from the distribution) or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. A Participant's resources will be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Participant. A distribution will be deemed necessary to satisfy a financial need described in subsection (b) if the Participant represents in the manner prescribed by the Committee that the need cannot be relieved--

     (1)  through reimbursement or compensation by insurance or otherwise,

     (2) by reasonable liquidation of the Participant's assets to the extent that such liquidation would not itself cause an immediate and heavy financial need,

     (3) by cessation of voluntary contributions under this Plan or any other deferred compensation plan, or

     (4) by other distributions or nontaxable loans from plans or by borrowing from commercial sources on reasonable commercial terms.

7.5 In-Service Withdrawals from the Rollover Contributions Account
A Participant may request a withdrawal of amounts from the Rollover Contributions Account at any time subject to rules concerning the frequency of such withdrawal.

7.6 Loans

(a) Committee Authority. The Committee may adopt such rules as it may deem necessary or appropriate to implement the provisions of this section, or may adopt other rules for loans, consistent with applicable law and regulations.

(b) Eligibility. Subject to subsection (d) (relating to frequency), a Participant who is actively employed by an Employer or Affiliate shall be eligible to request a loan for any reason pursuant to this section.

(c) Spousal Consent. If a Participant is married, a request for a loan must be accompanied by the consent of the spouse.

(d) Frequency of Loans. The provisions of this subsection apply to all loans unless the Committee rules provide otherwise. The Plan may make only one loan to a Participant in any 12 calendar-month period. A Participant may have only one General Purpose Loan and only one Home Loan may be outstanding at the same time. No new Home Loan may be made to a Participant unless any prior Home Loan has been fully discharged for 90 days, and no new General Purpose Loan may be made unless any prior general purpose loan has been fully discharged for 90 days.

(e) Term of a Loan. The term of a loan may not extend beyond the earlier of (1) termination of employment or (2) in the case of a General Purpose Loan, the fifth anniversary of the date of the loan, or in the case of a Home Loan, the twentieth anniversary.

     A Home Loan means a loan to be used to acquire a dwelling unit that, within a reasonable time after the loan is made, will be used as the principal residence of the Participant. The Plan shall require evidence that a loan will be used for such purpose. Committee rules may deem a loan as incurred to acquire a principal residence if expenditures to acquire the residence are made within 90 days before or after the date that the loan is made. A plan loan will not qualify as a Home Loan if it is used to construct, rehabilitate, or improve a residence. A loan to repay an existing loan from a third party will be deemed to be for a principal residence if the proceeds of the third-party loan were used to acquire a principal residence and the Plan loan is made within the 90-day period before or after the expenditure to acquire the residence.

     A General Purpose Loan means a loan that is not a Home Loan.

(f) Funding of a Loan; Loan Accounts. Upon the approval of a loan request, the Plan shall liquidate all or a portion of the investments held in the Participant's Accounts in the order prescribed by Committee rules. Any of a Participant's Accounts may be used to fund a loan to the Participant.

     If any Account to be liquidated is invested in more than one Fund, the amount of a particular Fund to be liquidated is the product of the total amount to be liquidated under the Account and a fraction with a numerator equal to the amount of the Account invested in the Fund and a denominator equal to the total balance credited to the Account.

     The proceeds from the liquidation of the investments will be credited to a Loan Account that is a subaccount of the Participant's Accounts. For the purpose of the allocation of gains, losses, and earnings of the Trust Fund, a Loan Account is deemed to be invested only in a loan to the Participant and shall be increased by interest at the loan interest rate and decreased by the portion of each payment allocable to the Loan Account. No in-service distribution may be made from an Account in an amount that would exceed the excess of the total balance credited to the Account over the amount of the Loan Account under that Account.

     Upon the receipt of the promissory note described below, a loan shall be made from the Loan Account to the Participant.

(g)  Loan Amount.

     (1) In General. The minimum loan amount is $1,000, but the total amount may not exceed the amount prescribed by paragraph (2).

     (2) Maximum Loan Amount. The amount of a loan may not exceed the lesser of--

          (A) $50,000 reduced by the amount of the highest outstanding loan balance in the prior 12 months, or

          (B) 50 percent of the nonforfeitable amount of the Participant's entire balance under all Accounts.

          For the purpose of subparagraph (B), the balance of a Participant's nonforfeitable Account is determined as of the most recent Valuation Date within the 12-month period before the loan date, adjusted solely for distributions and contributions made after such Valuation Date but before the date of the loan.

(h) Interest. A loan shall bear a reasonable rate of interest, as determined by the Committee, that will be fixed for the entire term of the loan. Such rate is determined by taking into account the interest rates being charged at the time the loan is granted on loans of a comparable nature. Unless Committee rules provide otherwise, the interest rate for a loan requested after the fourth day of a calendar quarter will be equal to the applicable rate described below determined as of the last day of the calendar quarter immediately preceding the date that the Participant's loan request is received by the Committee. The applicable interest rate will be equal to--

     (1) in the case of a General Purpose Loan, the sum of (A) the annual rate for a five-year United States Treasury Note on the last day of the calendar quarter immediately preceding the date that the Participant's loan application is filed with the Plan and (B) two percentage points, and

     (2) in the case of a Home Loan, the standard lending rate for 20-year fixed rate home mortgage loans of a major commercial bank designated by the Committee.

     The loan rate will not be changed for a calendar quarter if the foregoing rules would produce a change in the rate of less than one-half of one percentage point.

     (i) Payments. Repayment of the loan principal and payment of the interest thereon will be made by approximately equal payments that will permit the loan to be fully amortized over the term of the loan.

          Subject to Treasury regulations and Committee rules, the preceding sentence will not apply to a period when a Participant is on an authorized leave of absence without pay for up to one year.

          A Participant shall make required payments by payroll deductions in each payroll period. If a Participant's pay is insufficient to make payments in full, the amount of the deficiency shall be paid by personal check.

          A prepayment of the entire remaining balance of the loan and accrued interest may be made by personal check at any time without penalty. A prepayment of a portion of the remaining balance may be made to the extent permitted by Committee rules.

          The portion of each payment that is attributable to repayment of the principal of a loan will reduce a Participant's Loan Account under each Account in the order that is converse to that prescribed pursuant to subsection (c) and will be invested in accordance with the Participant's current investment direction pursuant to section 5.1(b).

          Pursuant to Code section 414(u), Committee rules may permit the suspension of the obligation to repay a loan for a period during which the Participant is performing services in the uniformed services of the United States.

     (j) Security and Default. A Participant's obligation to repay a loan and interest thereon shall be secured by his or her Accounts. If a Participant fails to make a required payment and the Committee determines that the loan is in default, the unpaid balance of the loan and accrued interest shall be deducted from the Loan Accounts and, if necessary, from the remaining portion of each Account in the converse order of that prescribed pursuant to subsection (c) until the total amount of the unpaid balance and accrued interest has been reached. The promissory note shall then be canceled. The amount deducted from the Accounts shall be treated as a distribution to the Participant.

          Notwithstanding the foregoing, no amount may be deducted from the Accounts until an event that would otherwise entitle the Participant to a distribution from that Account.

     (k) Promissory Note. A loan shall be evidenced by a promissory note in such form and containing such terms as the Committee shall direct, subject to the provisions of this section.

Article 8. Benefit Claims and Other Payment Rules

8.1 Application for Benefits
Each person eligible for a benefit under the Plan shall apply for such benefit in the manner prescribed by the Committee. Each such person shall also furnish the Plan with such documents, evidence, data, or information in support of such application as the Plan considers necessary or desirable.

8.2 Denial of Claims
If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within 90 days after receipt of the claim, setting forth the following information:

(a)  the specific reason or reasons for the denial;

(b) specific reference to pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d) an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or the claimant's authorized representative by filing with the Committee, within 60 days after such notice has been received, a written request for such review; and

(e) if such request is so filed, the claimant or the claimant's authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection
     (d) above.

If special circumstances require an extension of time beyond the 90-day period, the claimant shall be so advised in writing within the initial 90-day period. An extension may not exceed an additional 90 days.

The decision of the Committee shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

8.3 Due Date for Payments

(a) General. Except as otherwise provided and subject to subsection (b) below, payments to a Participant or Beneficiary shall be made as soon as practicable following the completion of the valuation process for the Valuation Date which determines the amount of the payment.

(b) Deferral to Ascertain Benefit or Locate Participant. If payment cannot be made on a date it is required to be made because the Committee, after making reasonable efforts, cannot locate a Participant or Beneficiary or the amount of the payment cannot be ascertained, a payment retroactive to the required date shall be made no later than 60 days after the earliest date on which the amount of the payment can be ascertained and the date on which the Participant or Beneficiary has been located.

8.4 Nonassignability
No Account or benefit under this Plan may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other legal or equitable process (whether voluntary or involuntary). However, an Account or benefit may be reduced, offset, or transferred to the extent permitted under Code section 401(a)(13), including a reduction or offset for taxes required to be withheld, amounts assigned by a qualified domestic relations order, and amounts required to be paid to the Plan pursuant to a judgment, order, decree, settlement agreement or other order to pay that provides for an offset of benefits payable under the Plan.

The Committee shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under a qualified order.

8.5 Missing Persons
If the Committee is unable to locate a proper payee within one year after an Account becomes payable, the Committee may treat the balance credited to the Account as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be recredited to the Account upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law. Forfeitures restored under this section shall be paid from current forfeitures, and if insufficient, from an additional Employer Contribution.

8.6 Incapacity
If, in the opinion of the Committee, any Participant (or Beneficiary) becomes unable to handle properly any property distributable under the Plan, the Committee may make any arrangement for distribution on such Participant's behalf that it determines will be beneficial to such Participant, including (without limitation) distribution to such Participant's guardian, conservator, spouse, or dependent, and such distribution so made shall be a complete discharge of the liabilities of the Plan with respect to the Participant.

8.7 Withholding Taxes
The Employer or Trustee may withhold from a Participant's compensation or any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan and such sum as the Employer or Trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.

8.8 Direct Rollovers; Withholding
(a) Direct Rollovers.

     (1) In General. In the case of a distribution (or a withdrawal) that would be an eligible rollover distribution within the meaning of Code section 402 if made to the Participant or Beneficiary ("distributee"), the distributee may elect (subject to spousal consent requirements if applicable) to the extent required by law and regulation and in the manner prescribed by the Committee, to have such distribution paid directly to an eligible retirement plan (as defined in Code section 401(a)(31)). The amount of such direct rollover shall be limited to the amount of the eligible rollover distribution that would otherwise be includible in the distributee's gross income in the absence of a direct transfer and without regard to the rollover rules of Code sections 402 and 403. A distributee may make an election pursuant to this section only after the distributee has received the notice prescribed by paragraph (2).

     (2) Notice. The Committee shall furnish to a distributee a notice in writing or other media permitted by IRS regulations and at the time prescribed in paragraph (3) that describes--

          (A) the rules under which the distributee may elect to have an eligible rollover distribution paid in a direct rollover to an eligible retirement plan;

          (B) the rules that require withholding of tax on the eligible rollover distribution if it is not paid in a direct rollover;

          (C) the rules under which the distributee will not be subject to tax if the distribution is contributed to an eligible retirement plan within 60 days of the distribution; and

          (D) if applicable, special rules regarding the taxation of the distribution as specified in Code sections 402(d) and (e) (relating to income averaging and other tax rules).

     (3) Notification Period. Except as provided by regulations, the notice required by paragraph (2) shall be furnished to the distributee under rules comparable to those specified in section 6.4(b) (concerning the notice of available forms of payment). The Plan shall make no payment for 30 days following the date the distributee has been furnished with the notice unless the distributee, after receipt of the notice, has affirmatively elected to make or not to make a direct rollover. A Plan may not make a distribution before the date benefits are otherwise payable under the rules of the Committee.

(b) Withholding. In the case of an eligible rollover distribution that is not directly transferred to an eligible retirement plan pursuant to subsection
     (a), the Plan shall reduce the amount of the distribution by the amount of the tax required to be withheld by law and regulations.

Article 9. Administration

9.1 The Committee and the Trustee
The Board of Directors or its Chairman shall appoint a Committee (also known as the Employee Benefits Committee) consisting of three or more members who shall serve at the pleasure of the Board of Directors and its Chairman. The Committee is the "named fiduciary" and the "plan administrator" as defined under ERISA. The Committee shall have fiduciary responsibility for the general operations of the Plan. The Trustee shall manage and control the assets of the Trust Fund except to the extent that the Committee or its delegate, pursuant to section 10.1, directs the investment and management of the Trust Fund or to the extent that the Committee selects one or more investment managers to invest and manage the Trust Fund. The Committee may appoint or designate other fiduciaries and may allocate fiduciary responsibilities among fiduciaries, including members of the Committee. Except as provided by law, the Sponsor and its Affiliates shall have no responsibility for the payment of benefits under the Plan and no responsibility for the administration or investment of the Trust Fund.

9.2 Employer Subcommittees
The Committee may designate a subcommittee to carry out any of the Committee's responsibilities with respect to a Plan.

9.3 Compensation and Expenses
If a member of the Committee (or a subcommittee) is an Employee of the Sponsor or an Affiliate, the member will serve without compensation for his or her services as a member. The Sponsor may reimburse the member for expenses properly and actually incurred.

9.4 Manner of Action
A majority of the members of the Committee constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by the Committee shall be by vote of a majority of those present at a meeting and constituting a quorum. Upon concurrence in writing of a majority of the members, action of the Committee may be taken without a meeting.

9.5 Chairman, Secretary, Employment of Specialists
The members of the Committee shall elect one of the members as Chairman and shall elect a Secretary who may, but need not, be a member of the Committee. They may authorize one or more of the members or any agent to execute or deliver any instrument in their behalf, and may employ such counsel, auditors, and other specialists and such clerical and other services as they may require in carrying out the provisions of the Plan.

9.6 Administration
(a) In General. The Committee is responsible for administering the Plan, including instructing the Trustee concerning all payments that should be made out of the Trust Fund pursuant to the provisions of the Plan. The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan and may, from time to time, establish rules for administering the Plan and transacting the Plan's business. In exercising its authority, the Committee may not discriminate in favor of or against any Participant in a manner prohibited by law. The Plan must be operated for the exclusive benefit of Participants and Beneficiaries.

(b) Findings of Fact and Interpretation. The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for, and the amount of, any benefit payable under the Plan. The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

(c) Reports and Filings. The Committee shall make all reports or other filings necessary to meet the reporting and disclosure requirements that are the responsibility of "plan administrators" under ERISA.

(d) Records. All resolutions, proceedings, acts, and determinations of the Committee shall be recorded by the Secretary or under his or her supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

(e) Electronic and Other Media. Notwithstanding any provision of the Plan to the contrary, to the extent permitted by law, the Committee may use electronic media in addition to or in lieu of other media, as it deems necessary or appropriate, to conduct transactions, maintain records, make disclosures, reports, and filings, and to otherwise administer the Plan.

(f) Automatic and Default Elections. To the extent permitted by law, Committee rules may provide that a Participant (or Beneficiary) election will remain in force until the Participant notifies the Committee (in the manner and time prescribed by the Committee) of a modification of such a continuing election. If the Plan requires an affirmative election, the Committee rules may specify that a failure to make a timely affirmative election will be deemed to be a direction to the Plan to take such action specified by the Committee rules. If the Committee adopts a rule pursuant to this subsection, it shall be communicated to the affected Participants and Beneficiaries in a manner that assures timely receipt and a reasonable period for the Participant to modify a continuing election or to make an affirmative election.

9.7 Expenses of Administration
The compensation of the Trustee, any reasonable and proper attorneys' or management fee incurred in the administration of the Trust Fund or other reasonable and proper Plan expenses shall be paid pursuant to section 5.3.

9.8 Indemnity for Liability
To the maximum extent allowed by law and to the extent not otherwise indemnified, the Sponsor shall indemnify the members (and former members) of the Committee, and any other current or former officer, director, or employee of the Sponsor or an Affiliate, against any and all claims, losses, damages, expenses, including counsel fees, incurred by such persons and any liability, including any amounts paid in settlement with the Sponsor's approval, arising from such person's action or failure to act.

Article 10. Financing

10.1 Trust Fund and Investment Policy
(a) General. The Sponsor shall maintain a Trust Fund as a part of the Plan in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan, by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of a Plan, and all rights that may accrue to any person under a Plan shall be subject to all the terms and provisions of such Trust Agreement. The Sponsor may modify any Trust Agreement from time to time to accomplish the purpose of a Plan and may replace the Trustee and appoint a successor Trustee. The assets of a Trust Fund shall not be used for or diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.

(b) Investment Policy. The Committee shall establish an investment policy for the investment of the Trust Fund in accordance with ERISA and the provisions of the Plan. The Committee shall have the authority and discretion to direct the Trustee, both generally and specifically, with respect to the management and control of the Trust Fund and to appoint an investment manager pursuant to subsection (c). The Trustee shall be subject to the proper directions of the Committee that are made in accordance with the terms of the Plan and that are not contrary to ERISA. The Committee shall periodically review the performance of the Trustee and any investment managers.

(c) Investment Manager. The Committee shall have the authority to select, appoint, and monitor the performance of one or more investment managers (within the meaning of ERISA section 3(38)) to manage or advise as to the investment of all or any portion of the Trust Fund. Each such investment manger shall satisfy the requirements of ERISA and shall act pursuant to the terms of the applicable investment management agreement or investment advisory agreement. An investment manager shall acknowledge in writing delivered to the Plan and to the trustee its appointment as a fiduciary of the Trust Fund. The investment manager may be terminated at will.

     An investment manager appointed under this section shall have sole investment responsibility for that portion of the Trust Fund which it is appointed to manage. Other fiduciaries of the Plan shall be under no duty to question any direction or lack of direction of any investment manager, but may act, and shall be fully protected in acting in accordance with each such direction of an investment manager. Other fiduciaries of the Plan shall have no responsibility for the investment of any asset of the Trust Fund, the management of which has been delegated to an investment manager, or liability for any loss to or diminution in value of the Trust Fund resulting from any action directed, taken, or omitted by an investment manager.

10.2 Contributions
An Employer shall make such contributions to the Trust Fund as are required by the provisions of the Plan, subject to the right of the Sponsor to terminate the Plan or the Employer to withdraw from the Plan. Forfeitures arising under the Plan for any reason shall be used as soon as possible to reduce the Employer's contributions under the Plan.

10.3 Nonreversion
An Employer shall have no right, title, or interest in the contributions made to the Trust Fund under the Plan and no part of the Trust Fund may revert to an Employer, except that--

(a) If the Internal Revenue Service, upon an initial application, determines that the Plan does not satisfy Code section 401(a), the Trust Fund shall revert to the Employers within one year after such adverse determination; provided that the application for initial qualification is filed by the time prescribed by law for filing the Employers' return for the taxable year in which the Plan is adopted, or such later date as prescribed by the Internal Revenue Service.

(b) If a contribution is made to the Trust Fund by an Employer by a mistake of fact, then such contribution (adjusted for losses but not earnings) may be returned to the Employer within one year after the payment of the contribution.

(c) All contributions are contingent on their deductibility. If a part or all of a contribution is disallowed as a deduction under Code section 404, then to the extent the contribution is disallowed, it shall be returned to the Employer within one year after the disallowance (adjusted for losses but not earnings).

10.4 Transfer of Assets and Liabilities
If a Participant in this Plan becomes a participant in another qualified defined contribution plan maintained by the Employer or Affiliate, assets allocated to the Participant's Account under this Plan may be transferred, at the direction of the Committee, to his or her account under such other qualified plan. The Plan shall have no further obligation to the Participant.

Article 11. Top-Heavy Provisions

11.1 Application of Top-Heavy Provisions
(a) Single Plan Determination. Except as provided in subsection (b)(2), if as of a Determination Date, the sum of the amount of the Section 416 Accounts of Key Employees and the Beneficiaries of deceased Key Employees exceeds 60 percent of the amount of the Section 416 Accounts of all Participants and their Beneficiaries other than former Key Employees and their Beneficiaries, the Plan is top-heavy and the provisions of this Article shall become applicable.

     If any individual has not performed services for an Employer or an Affiliate at any time during the five-year period ending on the Determination Date, the Section 416 Account of such individual or the individual's Beneficiary shall be excluded from all computations under this Article. However, if such an individual returns to employment with an Employer or Affiliate, his or her Section 416 Account shall be included in calculations under this section. The Section 416 Account of an individual who was a Key Employee but is not a Key Employee for the Plan Year containing the Determination Date and the preceding four Plan Years or the
     Section 416 Account of the Beneficiary of such an individual shall be excluded from all computations under this Article.

(b)  Aggregation Group Determination.

     (1) If as of a Determination Date the Plan is part of an Aggregation Group which is top-heavy, the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a) except that if the Aggregation Group includes a defined benefit plan, the Section 416 Account shall include the present value of the accrued benefit of a participant or a beneficiary under such plan.

     (2) If the Plan is top-heavy under subsection (a), but the Aggregation Group is not top-heavy, this Article shall not be applicable.

(c) Committee. The Committee shall have responsibility to make all calculations to determine whether the Plan is top-heavy.

11.2 Definitions
(a) "Aggregation Group" means the Plan and all other plans (including a frozen plan) maintained by any Employer and its Affiliates that cover a Key Employee or his or her Beneficiary and any other plan that enables a plan covering a Key Employee or the Beneficiary to meet the requirements of Code section 401(a)(4) or 410. A terminated plan shall be included in an Aggregation Group if it was maintained by an Employer or an Affiliate within the last five years ending on the Determination Date for the Plan Year in question and would, but for the fact it was terminated, meet the conditions of the preceding sentence. In addition, at the election of the Committee, the Aggregation Group may be expanded to include any other qualified plan maintained by any Employer or Affiliate if such expanded Aggregation Group meets the requirements of Code sections 401(a)(4) and 410.

(b) "Determination Date" means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined.

(c) "Key Employee" means an Employee (or a former or deceased Employee) who, for the Plan Year containing the Determination Date or any of the four preceding Plan Years, is--

     (1) an officer of an Employer or an Affiliate having annual Compensation for a Plan Year greater than 50 percent of the amount in effect under Code section 415(b)(1)(A) for the calendar year in which the Plan Year ends; provided, however, that no more than the lesser of--

          (A)  50 Employees, or

          (B) the greater of (i) three Employees or (ii) 10 percent of the greater number of Employees of the Employer and Affiliates for the Plan Year containing the Determination Date and the preceding four Plan Years;

          shall be treated as officers, and such officers shall be those with the highest annual Compensation in the five-year period;

     (2) one of the ten Employees having an annual Compensation in excess of the amount in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318) both more than a one-half of 1 percent interest in the Employer and the largest interests in the Employer;

     (3)  a 5-percent owner of an Employer;

     (4) a 1-percent owner of an Employer having an annual Compensation of more than $150,000.

     For the purpose of determining the number of officers to be taken into account under subsection (c)(1), Employees described in Code section 414(q)(8) shall be excluded. For the purpose of subsection (c)(1)(B)(ii), if 10 percent of the number of Employees is not an integer, the number shall be increased to the nearest integer. For the purpose of subsection
     (c)(2), if two Employees have the same interest in the Employer, the Employee having the greater annual Compensation from the Employer shall be treated as having the greater interest. For the purposes of subsection
     (c)(3) and (c)(4), ownership shall be determined in accordance with Code section 416(i)(1)(B) and (C).

(d)  "Section 416 Account" means the excess of (1) over (2) where--

     (1)  is the sum of--

          (A) the amount credited to a Participant's or Beneficiary's Account under the Plan as of the most recent Valuation Date occurring within the 12-month period ending on the Determination Date (or the account under another qualified defined contribution plan that is part of an Aggregation Group) including uncontributed amounts due as of such Valuation Date but which are actually contributed on or before the Determination Date;

          (B) the present value of the accrued benefit credited as of a Determination Date to a Participant or Beneficiary under a qualified defined benefit plan that is part of an Aggregation Group; and

          (C) the amount of distributions to the Participant or Beneficiary during the five-year period ending on the Determination Date, including a distribution under a terminated plan that, if it had not been terminated, would have been required to be included in an Aggregation Group, and a distribution of Employee contributions, but excluding a distribution which is a tax-free rollover contribution (or similar transfer) that is not initiated by the Participant or that is contributed to a plan which is maintained by an Employer or an Affiliate; and

     (2) is the amount of a rollover contribution (or similar transfer) which is accepted by the Plan (or a plan forming part of an Aggregation Group) after December 31, 1983, and which was initiated by the Participant and derived from a plan not maintained by the Employer or an Affiliate, and the earnings on such rollover contribution.

     The Account of a Participant who was a Key Employee, but is not a Key Employee for the Plan Year containing the Determination Date and the preceding four Plan Years or the Account of a Beneficiary of such a Participant is not a Section 416 Account and shall be excluded from all computations under this Article.

11.3 Minimum Contributions
(a) General. If the Plan is determined to be top-heavy with respect to a Plan Year, in the case of each Participant who is not a Key Employee and is an Eligible Employee on the last day of the Plan Year, the sum of Employer contributions and forfeitures under all qualified defined contribution plans allocated to the accounts of such Participants in the Aggregation Group shall not be less than 3 percent of such Participant's Compensation. For the purpose of the preceding sentence, Employer Matching Contributions used to satisfy the safe harbor requirements of Code section 401(k)(12) and 401(m)(11) and Before-Tax Contributions may not be taken into account as Employer contributions.

     This section shall not be applicable with respect to a Participant who is also covered under a defined benefit plan maintained by an Employer or an Affiliate that provides the minimum benefit specified by Code section 416(c)(1).

(b) Exception. The contribution rate specified in subsection (a) shall not exceed the percentage at which Employer contributions (including Before-Tax Contributions) and forfeitures are allocated under the plans of the Aggregation Group to the account of the Key Employee for whom such percentage is the highest for the Plan Year. For the purpose of this subsection, the percentage for each Key Employee shall be determined by dividing the Employer contributions and forfeitures for the Key Employee by the amount of his Compensation for the year.

11.4 Top-Heavy Limit on Annual Additions
(a) General. If the Plan is determined to be top-heavy for a Plan Year, sections 4.9(b)(2)(A) and 4.9(b)(3)(A) shall be applied by substituting "1.0" for "1.25" in determining a Participant's Defined Benefit Fraction and Defined Contributions Fraction.

(b) Exceptions. Subsection (a) shall not be applicable if--

     (1) the amount of Employer contributions (other than elective contributions excludable from income under Code section 402(e)(3) and matching contributions) and forfeitures allocated under section 11.3 to the accounts of each Participant who is not a Key Employee is not less than 4 percent of such Participant's Compensation; and

     (2) the sum of the Section 416 Accounts of Key Employees and the Beneficiaries of deceased Employees does not exceed 90 percent of the sum of the amount of Section 416 Accounts of all Participants and their Beneficiaries other than former Key Employees and their Beneficiaries.

     Notwithstanding the foregoing, subsection (a) does not apply to a Participant who is also covered under a defined benefit plan maintained by an Employer or an Affiliate that satisfies the provisions of Code section 416(h)(2)(B) and that provides the benefit specified by Code section 416(c)(1) as modified, to the extent applicable, by Code section 416(h)(2)(A)(ii).

(c) Transitional Rule. If, but for this subsection (c), subsection (a) would begin to apply with respect to the Plan, the application of subsection (a) shall be suspended with respect to a Participant so long as there are--

     (1) no Employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such Participant, and

     (2) no accruals under a qualified defined benefit plan for such Participant.

Article 12. Amendment, Termination, and Merger

12.1 Amendments to Comply with Law
The Sponsor reserves the right to make by amendment such changes in, additions to, and substitutions for the provisions of the Plan, to take effect retroactively or otherwise, as is deemed necessary or advisable for the purpose of conforming such Plans to Code section 401 or to any other present or future federal law relating to trusts and plans of this or similar nature, and to the administrative regulations promulgated pursuant to the Code and such laws.

12.2 Other Amendments and Termination
The Sponsor reserves the right to amend the Plan at any time for any purpose it deems desirable including, but not by way of limitation, to change or modify contributions under the Plan, and to change any provision relating to the distribution or payment, or both, of any account balances. The Sponsor further reserves the right to terminate a Plan at any time. No distribution may be made on account of the termination of the Plan except as permitted by Code section 401(k)(10) and specific provisions of the Plan.

12.3 Authority to Amend
The Sponsor may amend the Plan at any time by a written resolution or other written instrument approved by the Board of Directors. The Committee may amend the Plan through a written resolution or other written instrument , without submitting such amendment to the Board of Directors for approval if the amendment does not--

(a) deprive the Sponsor or the Employers of their ability to make tax deductible contributions to the Plan pursuant to the Code;

(b) violate section 12.5 (concerning the exclusive benefit and anticutback rules);

(c)  have the effect of terminating the Plan;

(d) increase the cost of providing benefits under the Plan by an amount estimated to be more than $200,000 for each of the first five full Plan Years that the amendment would be effective, unless the amendment is for conforming the Plan with legislation, governmental regulations, rules, or interpretive bulletins expressing a public policy or condition with which the Plan must comply;

(e) revise this Article to increase the Committee's authority to amend the Plan or derogate from the authority of the Board of Directors; and

(f) confer any special advantage whether economic or otherwise, whether present or contingent, on the Committee or its members.

12.4 Form of Amendment
Any amendment shall be made by an instrument in writing, signed by a duly authorized officer or officers of the Sponsor (as appropriate) certifying that the amendment has been authorized by the Board of Directors or the Committee.

12.5 Limitations on Amendments
The provisions of this Article are subject to the following restrictions:

(a) No amendment may operate either directly or indirectly to give an Employer an interest in a fund or property held by the Trustee under the terms of this Plan, or to permit corpus or income of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of persons who are Participants or Beneficiaries.

(b) Except as permitted by Treasury regulations or to the extent necessary to conform to laws and regulations, no amendment may operate either directly or indirectly to deprive a Participant of the value of his or her nonforfeitable interest, the value of the Account as of the date of the amendment, or eliminate an optional form of benefit with respect to the Account value immediately before the later of the adoption date or the effective date of amendment, adjusted for subsequent earnings, gains, and losses attributable to such values.

12.6 Merger, Consolidation, or Transfer
No merger or consolidation of Plan with, or any transfer of assets or liabilities of the Plan to or from, any other plan may occur unless each Participant in the Plan would be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                               * * * * * * * * * *

In Witness Whereof, the duly authorized officers of PCS Administration (USA), Inc. have executed this instrument as of January 1, 1999.





                                                 PCS Administration (USA), Inc.


Attest:
                                                 By ___________________________

                                                    ___________________________
By ____________________________

   ____________________________                     (Corporate Seal)

Appendix A. The Employers

The Employers under this Plan are--

PCS Administration (USA), Inc.

PCS Phosphate Company, Inc.

PCS Sales (USA), Inc.

White Springs Agricultural Chemicals, Inc.

Moab Salt, Inc.

PCS Nitrogen, Inc. and PCS Nitrogen Payroll Corporation, effective as of January 1, 2000

Supplement A. PCS Phosphate Company, Inc.

A.1 Transfer Accounts
(a) In General. For each Participant who had a balance credited to his or her Employer Matching Contributions Account under this Plan on December 31, 1998, a separate Account ("Phosphate Transfer Account") will be maintained with respect to such balance, as adjusted for subsequent earnings, gains, and losses. Such a Participant may make in-service withdrawals from the Phosphate Transfer Account as provided in subsection (b).

(b) In-Service Withdrawals from the Transfer Account. A Participant described in subsection (a) may make an in-service withdrawal from the Employer Matching Contributions Account that is part of a Phosphate Transferee Account after--

     (1)  age 59 1/2 or a Disability, as provided in section 7.1(a), or

     (2) the fifth anniversary of the date the Participant started participation in the Plan.

(c) Oxy Transfer Accounts. In addition to the Lump Sum Distribution and Installment Payout forms of payment made available under section 6.3(a), a Participant who had a balance credited to his or her Oxy Transfer Account (assets transferred from the Occidental Petroleum Corporation Savings Plan) under the Plan on December 31, 1998 may elect payment under one of the following forms, subject to the limitations imposed by section 6.3:

     (1) a Partial Cash Distribution in a specified dollar amount. A Participant may request a Partial Cash Distribution only after five months have elapsed since the last such request by the Participant has been processed;

     (2)  a Single Life Annuity;

     (3)  a 50%, 75%, or 100% Joint and Survivor Annuity; or

     (4)  a Life and 120 Months Certain Annuity.

Supplement B. PCS Sales (USA), Inc.

B.1 Forms of Payment

(a) In General. This section applies to a Participant who had a balance credited to his or her account under the PCS Sales (USA), Inc. 401(k) Plan as of December 31, 1998 that was transferred to this Plan.

(b) Normal Form of Payment. If this section applies to a Participant, the normal form of payment for a married Participant is a 50 percent Joint and Spouse's Annuity. For an unmarried Participant, the normal form is a Single Life Annuity. These normal forms apply to the Participant's entire Account balance.

(c) Optional Forms of Payment. In lieu of the normal form of payment, a Participant covered by this section may elect, subject to the limitations imposed by section 6.3--

     (1)  a Lump Sum Distribution,

     (2)  an Installment Payout,

     (3)  a Single Life Annuity, or

     (4)  a Joint and Survivor Annuity.

(d) In-Service Withdrawals and Loans. A Participant may make in-service withdrawals from his or her Accounts as provided under the Plan. However, if a Participant is married, the Plan may make an in-service distribution or make a loan to the Participant only if the spouse furnishes the Plan with his or her written consent to the distribution or the loan.

(e) Preretirement Spouse's Annuity. If the Participant dies before the Annuity Starting Date, the Preretirement Spouse's Annuity under section 6.2(c) will apply unless the Participant (with the consent of the spouse) has elected otherwise, or the if the spouse after the Participant's death, elects a Lump Sum Distribution.